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                                                                      EXHIBIT 10

                      THIRD AMENDMENT TO CREDIT AGREEMENT


  This Third Amendment to Credit Agreement (this "Amendment") is entered into as of July 29, 1997, between Bank of America National Trust and Savings Association ("Bank") and K-Swiss, Inc. ("Borrower"), with reference to the following:

                                    Recitals
                                    --------

  A. Bank and Borrower are parties to that certain Credit Agreement dated as of March 25, 1994, as modified by amendments dated as of June 29, 1995 and August 12, 1996 (as amended, the "Credit Agreement").

  B. Bank and Borrower now desire to further amend the Credit Agreement on the terms and conditions set forth below.

                                   Agreement
                                   ---------

  NOW, THEREFORE, the parties hereto agree as follows:

  1. Definitions.  Capitalized terms not otherwise defined in this Amendment
     -----------
shall have the meanings ascribed to them in the Credit Agreement.

  2. Amendments.  The Credit Agreement shall be amended as follows:
     ----------

     (a) In the definition of "Availability Period" in Paragraph 1.1, the date "July 1, 1998" is amended to read "July 1, 1999."

     (b) In the definition of "Offshore Rate Interest Period" in Paragraph 1.1, the phrase "twelve (12)" is amended to read "six (6)."

     (c) Paragraph 8.6 is amended and restated in its entirety to read as follows:

     8.6  Effective Tangible Net Worth.  Maintain at all times on a consolidated
          ----------------------------
  basis effective Tangible Net Worth plus Subordinated Debt of at least Sixty Two Million Seven Hundred Eighty Two Thousand Dollars ($62,782,000) plus the sum of seventy-five percent (75%) of net income after income taxes (without subtracting losses) earned in each fiscal year commencing after December 31, 1996;

     (d) Except as hereby amended, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.

  3. Representations and Warranties.  Borrower represents and warrants to Bank
     ------------------------------
that: (a) no Event of Default has occurred and is continuing under the Credit Agreement, (b) the representations and
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warranties in the Credit Agreement are true as of the date of this Amendment,
(c) this Amendment is within Borrower's powers, has been duly authorized, and does not conflict with Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which Borrower is bound.

  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


BANK OF AMERICA NATIONAL TRUST           K-SWISS, INC.
AND SAVINGS ASSOCIATION


By:     /s/ Richard J. Pankow            By: /s/ George Powlick
   -------------------------------          ----------------------
         Richard J. Pankow                      George Powlick
         Vice President                         Vice President -
                                                Finance